                             CALCULATION OF TOTAL RETURN

The Fund calculates its average annual total return quotations for the 1, 5, and 10 year periods ended on the date of the most recent balance sheet included in the registration statement, by finding the average annual compounded rates of return over the 1, 5, and 10 year periods that would equate the initial amount invested to the ending redeemable value, according to the following formula:

                                           n
                                   P(1 + T)  = ERV

     Where:    P = a hypothetical initial payment of $1,000
               T = average annual total return
               n = number of years

               ERV = ending redeemable value of a hypothetical $1,000 payment made at the beginning of the 1, 5, or 10 year periods at the end of 1, 5, or 10 year periods (or fractional portion thereof).


These calculations incorporate the following assumptions:

     1. The maximum sales load (or other charges deducted from payments) is deducted from the initial $1000 payment.

     2. All dividends and distributions by the Fund are reinvested at the price stated in the prospectus on the reinvestment dates during the period, i.e., any sales load charged upon reinvestment of dividends would be reflected.

     3. All recurring fees, if any, charged to all shareholder accounts are included.

     4. The ending redeemable value assumes a complete redemption at the end of the 1, 5, or 10 year periods and the deduction of all nonrecurring charges deducted at the end of each period.


                                      EXHIBIT 16

                                 ONE YEAR CALCULATION


               P    = 1000

               n    = 1

               ERV  = $1,162.21

                     n
               P(1+T)    = ERV
             1000(1+T)   = $1,162.21
               T         = 16.22%


                                FIVE YEAR CALCULATION

               P    = 1000

               n    = 5

               ERV  = $1,716.47

                     n
               P(1+T)    = ERV
                      5
             1000(1+T)   = $1,716.47
               T         = 11.41%


                                 TEN YEAR CALCULATION

               P    = 1000

               n    = 10

               ERV  = $3,597.13

                     n
               P(1+T)    = ERV
                      10
             1000(1+T)   = $3,597.13
               T         = 13.66%